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[HEWLETT-PACKARD LOGO]

                                                                   Exhibit 10(f)

                             HEWLETT-PACKARD COMPANY
                            1995 INCENTIVE STOCK PLAN

                   PART 1. PLAN ADMINISTRATION AND ELIGIBILITY

I.        PURPOSE

          The purpose of this 1995 Incentive Stock Plan (the "Plan") of Hewlett-Packard Company ("HP" or the "Company") is to encourage ownership in the Company by key personnel whose long-term employment is considered essential to the Company's continued progress and thus to provide them with a further incentive to continue in the employ of the Company or its subsidiaries or affiliates. (The Company and all such subsidiaries and affiliates are collectively referred to hereinafter as the "Participating Companies.")

II.       ADMINISTRATION

          A Stock Option Committee (the "Committee"), consisting of two or more directors of the Company, each of whom is a "disinterested person" as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall supervise and administer the Plan. The Committee has all powers and discretion necessary and appropriate to administer the Plan and to control its operation, including, without limitation, the power to (i) determine which employees shall be granted options to purchase shares of the Company's $1 par value Common Stock ("Common Stock"), stock appreciation rights, stock or cash awards or performance-based restricted shares, (ii) prescribe the terms and conditions of the awards, (iii) interpret the Plan and the awards,
(iv) adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States, (v) adopt rules for the administration, interpretation and application of the Plan, and (vi) interpret, amend or revoke any such rules. All questions of interpretation of the Plan or of any options or awards issued under it shall be determined by the Committee and such determination shall be final and binding upon all persons having an interest in the Plan. In addition, the Committee may delegate to the Executive Committee of the Board of Directors (the "Executive Committee") the power to approve stock options and stock and cash awards to employees who arE not subject to Section 16 of the Exchange Act and who are not at the time of any such approval covered employees under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

III.      PARTICIPATION IN THE PLAN

          Key employees of the Company, including officers, and directors of the Company who are also employed by a Participating Company, shall be eligible to participate in the Plan.

IV.       STOCK SUBJECT TO THE PLAN

          The maximum number of shares which may be awarded under the Plan shall be 64,000,000 shares of Common Stock. If a class of Preferred Stock is created and authorized by the Company's Amended Articles of Incorporation, Preferred Stock may be used in lieu of Common Stock for Plan grants. The limitation on the number of shares which may be awarded under the Plan shall be subject to adjustment as provided in Section XXII of the Plan.

          The grant of a stock award not pursuant to an option under the Plan ("Stock Award") shall be subject to such restrictions as the Committee shall determine to be appropriate, including but not limited to restrictions on resale, repurchase provisions, special vesting requirements or forfeiture provisions. The grant and exercise of a stock option shall be subject to such restrictions as the Committee may determine to be appropriate in accordance with
Section VII of the Plan.

          The Committee may authorize conversion under the Plan of any or all outstanding stock options held by optionees of a company that HP acquires. Any conversion will be effective on the closing date of such merger or acquisition. Such converted options are referred hereto as "Conversion Options". The Conversion Options may be nonstatutory options or incentive stock options entitled to special tax treatment under Section 422 of the Code ("ISOs"). Unless otherwise specified by the Committee at the time of grant, all Conversion Options shall have the same terms and conditions as options granted under the Plan.

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          If any outstanding option under the Plan for any reason expires or is terminated without having been exercised in full, or if any Stock Awards are forfeited, the forfeited shares or shares allocable to the unexercised portion of such option shall again become available for grant pursuant to the Plan.

PART 2. OPTIONS AND STOCK APPRECIATION RIGHTS

V.        INCENTIVE STOCK OPTIONS

          Any option granted under the Plan may be designated by the Committee as a nonstatutory option or as an ISO.

          No option intended to qualify as an ISO may be granted under the Plan if such grant, together with any applicable prior grants, would exceed any maximum established under the Code for ISOs that may be granted to a single employee. Should it be determined that any ISO granted under the Plan exceeds such maximum, the ISO shall be null and void to the extent, but only to the extent, of such excess. Section 422(d)(1) of the Code presently provides that with respect to options granted after December 31, 1986 the aggregate fair market value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an employee in any calendar year under all incentive stock option plans of the Company shall not exceed $100,000.

          Nothing in this section shall be deemed to prevent the grant of options in excess of the maximum established by the Code where such excess amount is treated as a nonstatutory option not entitled to special tax treatment under Section 422 of the Code.

VI.       TERMS, CONDITIONS AND FORM OF OPTIONS

          Each option granted under this Plan shall be authorized by action of the Committee and shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

          A.   OPTIONS NON-TRANSFERABLE.

               (1) General.

               Except as provided in subsection A(2) below, each option granted under the Plan by its terms shall not be transferable by the optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the optionee only by him. No option or interest therein may be transferred, assigned, pledged or hypothecated by the optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

               (2) Transferability to Certain Vehicles.

               The Committee, in its sole discretion, may establish rules and conditions under which an optionee may transfer an option to those types of trusts or other vehicles which the Committee may determine to be eligible for transfer.

          B. PERIOD OF OPTION. The Committee may specify, at the time of grant, a vesting schedule of any option. If no vesting schedule is specified, no option may be exercised before the first anniversary of the date upon which it was granted, nor may it be exercised as to more than one-fourth of the number of shares covered thereby before the second anniversary of such date, nor as to more than one-half of the number of shares covered thereby before the third anniversary of such date, nor as to more than three-fourths of the number of shares covered thereby before the fourth anniversary of such date. Any option granted pursuant to the Plan shall become exercisable in full upon the retirement of the optionee because of age or total and permanent disability or upon the death of the optionee. No option shall be exercisable after the expiration of 10 years from the date upon which such option is granted. Each option shall be subject to termination before its date of expiration as hereinafter provided.

          C. EXERCISE OF OPTIONS. Options may be exercised only by written notice to the Company at its head office accompanied by payment in U.S. dollars of the full consideration for the shares as to which they are exercised, and, with respect to nonstatutory options, by payment of all applicable U.S. withholding taxes upon such exercise. In addition, if and to the extent authorized by the Committee, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, as long as such property constitutes valid consideration for the stock under applicable law.

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          The Committee may, but need not, permit the payment of applicable withholding taxes due upon exercise of an option, up to the highest marginal rates then in effect, by the withholding of shares otherwise issuable upon exercise of the option. Option shares withheld in payment of such taxes shall be valued at the fair market value of the stock on the date of exercise. Fair market value shall be deemed to be the mean of the highest and lowest quoted selling prices for such shares on the exercise date as reported on the New York Stock Exchange Composite Tape. The Committee may impose special restrictions on the use of option shares as payment for withholding taxes by individuals subject to Section 16 of the Exchange Act.

          No option may be exercised while the optionee is on any leave of absence from the Company, other than an approved personal or medical leave having an employment guaranty. Options will continue to vest during any authorized leave of absence, and may be exercised to the extent permitted by subsection VI(B) above upon the optionee's return to an active employment status.

          D.   TERMINATION OF OPTIONS.

               (1)   Termination of employment.

               All rights of an employee in an option, to the extent that it has not been exercised, shall terminate upon the termination of his employment for any reason.

               (2) Retirement and Death.

               In the event of an employee's retirement due to age or total and permanent disability, all rights of an employee in an option, to the extent that it has not been exercised, shall terminate three years from the date thereof with respect to nonstatutory options and three months from the retirement date with respect to ISOs or upon expiration of the option, whichever shall first occur. In the event of the death of the employee, the option shall terminate upon failure of his designated representative to exercise the option in accordance with the time period provided in subsection VI(E) below.

               (3) Leave of Absence.

               The Committee may, but shall not be required to, authorize the continuation of options held by employees who, at the Company's request or with the Company's consent, are terminating or taking a leave of absence from the Company to accept employment with not-for-profit or for-profit corporations, governmental agencies, industry associations or other organizations in connection with the Company's investments or strategic alliances. Such approval must be obtained from the Committee prior to termination of employment in order to prevent the immediate termination of options. The Committee may, in its sole discretion, delegate its authority under this subsection to the Executive Committee.

               (4) Divestiture.

               If an employee terminates because of a divestiture by the Company, any option granted pursuant to the Plan shall become exercisable in full and the employee may exercise any such option which has not already been exercised until the earlier of: (i) three months from the closing date of the divestiture, or such longer date, if any, which the Committee may authorize, or
(ii) the expiration of the option. The Committee may, in its sole discretion, delegate its authority under this subsection to the Executive Committee.

               (5)   Voluntary Severance Program.

               If an employee terminates as a result of participation in a Company voluntary severance program approved by the Executive Committee, any option granted pursuant to the Plan shall become exercisable in full, and the employee may exercise any such option which has not already been exercised until the earlier of (i) three months from the employee's termination date, or (ii) the expiration of the option.


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          E. EXERCISE BY REPRESENTATIVE FOLLOWING DEATH OF EMPLOYEE. The
employee, by written notice to the Company, may designate one or more persons (and from time to time change such designation) including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the option. If the person or persons so designated wish to exercise any portion of the option, they must do so within one year after the death of the employee or retired employee, as the case may be. All rights of the representative(s) in the option shall terminate upon failure to exercise the option within the time period set forth in this subsection VI(E). Any exercise by a representative shall be subject to the provisions of this Plan.

VII.      MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS

          The Committee shall have the power to modify, extend or renew outstanding options and authorize the grant of new options in substitution therefor, provided that any such action may not have the effect of altering or impairing any rights or obligations of any option previously granted without the consent of the optionee.

          The Committee shall have the power to lower the exercise price of an outstanding option not intended to qualify as an ISO under the Code; provided, however, that the exercise price per share may not be reduced below 75% of the fair market value of a share of Common Stock on the date the action is taken to reduce the exercise price. Such fair market value shall be deemed to be the mean of the highest and lowest quoted selling prices for such shares on that date as reported on The New York Stock Exchange Composite Tape.

VIII.     OPTION PRICE

          The option price per share for the shares covered by each nonstatutory option shall be not less than 75% of the fair market value of a share of Common Stock on the date the option is granted. The option price per share for ISOs shall be not less than the fair market value on the option grant date. Such fair market value shall be deemed to be the mean of the highest and lowest quoted selling prices for such share on that date as reported on The New York Stock Exchange Composite Tape. The option price per share for Conversion Options shall be determined by the Committee at the time of the related merger or acquisition.

IX.       LOANS FOR EXERCISE OF OPTIONS

          Any option agreement under this Plan entered into with an employee may, but need not, provide that the Company shall lend to the employee who holds the option the funds for any exercise of his option. Any such loans made to individuals subject to Section 16 of the Exchange Act shall be at a rate of interest adequate to avoid imputation of income under Sections 483 and 7872 of the Code and shall be for a term not to exceed 15 months from the date of exercise of the related option. Any loan by the Company to fund the exercise of an option shall be subject to such other terms and conditions as shall be set forth in the option agreement, which terms and conditions shall be determined by the Committee at the time of the grant of the option. Loans may or may not be secured by stock issued pursuant to such option exercises, at the Committee's discretion.

X.        STOCK APPRECIATION RIGHTS

          A. GENERAL. This section shall apply to employees who hold options heretofore or hereafter granted under the Plan ("Options"). The Committee may, but shall not be required to, grant to such employees stock appreciation rights as herein provided with respect to not more than the number of shares from time to time subject to the Options held by such employees. The stock appreciation rights shall be integral parts of the respective Options and shall have no existence apart therefrom.

          A stock appreciation right shall be the right of the holder thereof to elect to surrender part or all of any Option which is wholly exercisable, or of any exercisable portion of an Option which is partially exercisable, and receive in exchange therefor cash or shares of Common Stock (valued at current fair market value) or a combination thereof. Such cash or shares or combination shall have an aggregate value ("Appreciation") equal to the excess of the current fair market value of one share over the Option price of one share specified in such Option multiplied by the number of shares subject to such Option or the portion thereof which is surrendered. The current fair market value of a share shall be the mean of the highest and lowest quoted selling prices for shares as reported on The New York Stock Exchange Composite Tape on the day on which a stock appreciation right is exercised, or if no sale was made on such date, then on the next preceding day on which such a sale was made. No fractional share shall be issued on the exercise of a stock appreciation right, and settlement therefor shall be made in cash.

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          Each stock appreciation right granted under this Plan shall be subject to the following terms and conditions: (1) each stock appreciation right shall be evidenced by a written agreement between the Company and the holder in such form as the Committee shall authorize; (2) each stock appreciation right granted under the Plan by its terms shall not be transferable by the holder otherwise than by will or by the laws of descent and distribution, and shall be exercised during the lifetime of the holder only by him, and no stock appreciation right or interest therein may be transferred, assigned, pledged or hypothecated by the holder during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process; (3) all rights of an employee in a stock appreciation right, to the extent that it has not been exercised, shall terminate upon the death of the employee or the termination of his employment for any reason other than retirement because of age or total and permanent disability, and in case of such retirement three years from the date thereof with respect to nonstatutory Options and three months from the date thereof with respect to Options intended to qualify as ISOs or upon expiration of the option, whichever shall first occur; provided, however, that the employee, by written notice to the Company, may designate one or more persons (and from time to time change such designation), including his legal representative, who, by reason of his death, shall acquire the right to exercise all or a portion of the rights accrued under the stock appreciation right as of the date of his death. If the person or persons so designated wish to exercise any portion of the stock appreciation right, they must do so within one year after the death of the employee or retired employee, as the case may be, and such exercise shall be subject to the provisions of this Plan; and (4) the life of stock appreciation rights shall be coterminous with the life of the Options.

          The holder of a stock appreciation right may exercise the same by (1) filing with the Secretary of the Company a written election, which election shall be delivered by the Secretary to the Committee, specifying (a) the Option or portion thereof to be surrendered, and (b) the percentage of the Appreciation which he desires to receive in cash, if any; and (2) surrendering such Option for cancellation or partial cancellation, as the case may be; provided, however, that any election which specifies that the holder of a stock appreciation right desires to receive any portion of the Appreciation in cash shall be of no force or effect unless and until the Committee shall have consented to such election.

          Upon exercise of a stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares covered by the Option, or the portion thereof, which is surrendered in connection with such exercise.

          Nothing in the Plan shall be construed to give any eligible employee any right to be granted a stock appreciation right. Neither the Plan nor the granting of a stock appreciation right nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will employ the holder of a stock appreciation right for any period of time or in any position or at any particular rate of compensation. The holder of a stock appreciation right shall have no rights as a shareholder with respect to the shares covered by his stock appreciation right until the date of issuance to him of a stock certificate therefor, and, except as otherwise specifically provided in the stock option agreement for the Options, no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

          The Committee shall have the sole discretion to consent to approve or disapprove, in whole or in part, any election to receive any portion of the Appreciation in cash. If such election is consented to, the stock appreciation right shall be deemed to have been exercised during the Cash Window Period (as defined in subsection X.B below) in which the holder completed all acts required by him under the preceding paragraphs to exercise the stock appreciation right. However, the Cash Window Period restriction shall only apply to employees who are subject to Section 16 of the Exchange Act. Any stock appreciation right exercised during said Cash Window Period shall be valued and deemed exercised as of the date when the mean of the highest and lowest quoted selling prices for the Company's shares as reported on The New York Stock Exchange Composite Tape for that date is the highest for the Cash Window Period. Between meetings of the Committee, the Committee may delegate its powers under this paragraph of Section X to a committee consisting of not fewer than three members of the Committee.

          B. ADDITIONAL RESTRICTIONS APPLICABLE TO SECTION 16 EMPLOYEES. No stock appreciation right or related Option may be exercised during the first six months of its term, except in the event of death or total and permanent disability of the holder occurring prior to the expiration of this six-month period. No election to receive any portion of the Appreciation in cash shall be filed with the Secretary and no stock appreciation right shall be exercised to receive any cash unless such election and exercise shall occur during the period (hereinafter referred to as the "Cash Window Period") beginning on the third business day following the date of release for publication by the Company of a regular quarterly or annual statement of sales and earnings and ending on the twelfth business day following such date. The Committee may consent to the election of a holder to receive any portion of the Appreciation in cash at any time after such election has been made.

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          Stock appreciation rights granted to individuals subject to Section 16 of the Exchange Act must comply with the applicable provisions of Rule 16b-3. These rights shall contain such additional conditions or restrictions as may be required under this rule (or any successor rule) to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

XI.       INDIVIDUAL GRANT LIMITATION

          The Plan prohibits a single participant from receiving grants of options or stock appreciation rights during any single fiscal year of the Company for more than an aggregate of 600,000 shares of Common Stock (subject to adjustment as provided in Section XXII of the Plan). The amount of any payment of stock appreciation rights in cash shall be based upon the fair market value of Common Stock on the date of exercise. Fair market value shall be the mean of the high and low prices of such stock on The New York Stock Exchange Composite Tape on the date in question, or if no sales of such stock were made on that date, the mean of the high and low prices of such stock on the next preceding day on which sales were made.

                          PART 3. STOCK AND CASH AWARDS

XII.      STOCK AND CASH AWARD DETERMINATION

          The Committee may grant an eligible employee Stock Awards or awards of cash ("Cash Awards") at such times and in such amounts as the Committee may designate which in its opinion fully reflect the performance level and potential of such employee. The Committee shall designate whether such awards are payable in Common Stock, cash, or a combination thereof. Such awards shall be made in accordance with such guidelines as the Committee may from time to time adopt. Stock Awards and Cash Awards shall be independent of any grant of an option under this Plan and shall be made subject to such restrictions as the Committee may determine to be appropriate.

XIII.     PAYMENT OF STOCK OR CASH AWARDS

          A. No employee shall have the right to receive payment of any Stock Award or Cash Award until notified of the amount of such award, in writing, by the Committee or its authorized delegate.

          B. Payment of Cash Awards shall be made in a lump sum or in annual installments over such period as the Committee may designate, which period shall not exceed five years, provided that the Committee may from time to time designate minimum installment amounts.

          C. After an award of Common Stock subject to restrictions ("Restricted Stock"), such shares will be deposited in certificate or book entry form in escrow with the Company's Secretary. The employee shall retain all rights in the Restricted Stock while it is held in escrow including but not limited to voting rights and the right to receive dividends, except that the employee shall not have the right to transfer or assign such shares until all restrictions pertaining to such shares are terminated, at which time the applicable stock certificates shall be released from escrow and delivered to the employee by the Company's Secretary.

          D. The Committee may permit, on such terms as it deems appropriate, use of Restricted Stock as partial or full payment upon exercise of a stock option under the Company's incentive stock option or compensation plans or this Plan. In the event shares of Restricted Stock are so tendered as consideration for the exercise of an option, a number of the shares issued upon the exercise of said option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted plus any additional restrictions that may be imposed by the Committee.

XIV.      TERMINATION OF RESTRICTIONS ON STOCK AWARDS

          The Committee will establish the period or periods after which the restrictions on Restricted Stock will lapse.


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          The Committee may in its discretion permit an employee to elect to receive in lieu of shares of Restricted Stock, at the expiration of the restrictions, a cash payment equal to the fair market value of the Common Stock on the date the restrictions lapse. The Committee may also permit the employee to elect to pay applicable withholding taxes due upon the lapse of restrictions with part of the shares due the employee at such time. The shares canceled in payment of withholding taxes shall be valued at the fair market value of the Common Stock on the date the restrictions lapse. Fair market value shall be the mean of the high and low prices of such stock on The New York Stock Exchange Composite Tape on the date in question, or if no sales of such stock were made on that date, the mean of the high and low prices of such stock on the next preceding day on which sales were made.

XV.       RESTRICTIONS AND FORFEITURE OF STOCK AWARDS

          The Company's obligation to deliver stock held in escrow is subject to the condition that the employee remain an employee of the Company on active or authorized leave status or be under contract to provide services to the Company as provided in Section XVI hereof for the entire deferral and/or restriction period, including mandatory and optional deferrals. If the employee fails to meet this condition, the employee's right to any such unpaid amounts or undelivered stock shall be forfeited. This provision may be waived by the Committee in exceptional circumstances, including the employee serving at the Company's request or with the Company's consent as an employee of a not-for-profit or for-profit corporation, a governmental agency, industry association or other similar organization in connection with the Company's investments or strategic alliances. Unless the Committee provides otherwise, in the event an employee holding restricted shares ceases to be on active pay status during the restricted period for a period of more than six months, the restricted period shall be extended by a period of time equal to the length of the period of inactive status.

XVI.      DEATH OF A PARTICIPATING EMPLOYEE HOLDING RESTRICTED STOCK

          A. By written notice to the Company, an employee who has received a grant of Restricted Stock may designate one or more persons (and from time to time change such designation) who, by reason of his death, shall acquire the right to receive any vested but unpaid awards held by the employee at the time of his death. Such awards shall be paid to the designated representative at such time and in such manner as if the employee were living.

          B. In the event of the death of an employee holding unvested restricted shares, the employee's designated representative shall be entitled to receive a prorated number of shares determined by dividing the number of whole years lapsed since the grant date by the number of years in the restricted period and multiplying this ratio by the number of shares subject to the restricted stock award. Remaining unvested shares shall be forfeited unless additional payments are specifically authorized by the Committee.

          C. If at the time of the employee's death, there is no effective beneficiary designation as to all or some portion of the awards hereunder, such awards or such portion thereof shall be paid to or on the order of the legal representative of the employee's estate. In the event of uncertainty as to the interpretation or effect of any notice of designation, the Committee's decision with respect thereto shall be conclusive.

XVII.     RETIREMENT OR DISABILITY OF EMPLOYEE HOLDING STOCK AWARD

          In the event of total and permanent disability of an employee who has participated in the Plan, any unpaid but vested award shall be paid to the employee if legally competent or to a committee or other legally designated guardian or representative if the employee is legally incompetent.

          At the time of grant of any Stock Award, the Committee may specify special conditions or terms covering the status of such Stock Award upon the retirement or total and permanent disability of the employee. If no provision is made, and if the employee retires due to age or is totally and permanently disabled but is still legally competent, the Company's obligation to make any payment due thereafter under the Stock Award feature of the Plan is subject to the condition that for the entire period of deferral or restriction, including mandatory and optional deferrals:

          A. An employee retiring due to age shall render as an independent contractor and not as an employee such advisory or consultative services to the Company as shall be reasonably requested by the Board or the Executive Committee in writing from time to time, consistent with the state of the retired employee's health and any employment or other activities in which such employee may be engaged. For purposes of this Plan, the employee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services;

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          B. The employee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Committee, competes with, or is in conflict with the interest of, the Company. The employee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment to the employee or a significant (greater than 10%) interest in the particular organization. For the purposes of this subsection XVI(B), a company (other than a subsidiary) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company shall be deemed to compete with the Company;

          C. The employee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, either during or after employment with the Company; and

          D. The employee shall disclose promptly and assign to the Company all right, title and interest in any invention or idea, patentable or not, made or conceived by the employee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

XVIII.    PERFORMANCE-BASED STOCK AWARDS.

          A. AWARD AGREEMENT. The Committee, in its discretion, may grant performance-based stock awards to an eligible employee or make vesting of performance shares contingent upon the attainment of performance goals relating to: (1) earnings growth, (2) return on shareholders' equity, (3) earnings per share, (4) return on assets, (5) revenue growth, (6) stock price, or (7) other business goals defined by the Committee, each as may be adjusted by extraordinary financial events, if applicable. Any such objectives and the period in which such objectives are to be met will be determined by the Committee at the time of grant and reflected in the written award agreement. The number or value of performance shares that will be paid out to a participant at the end of the performance period will depend on the extent to which the Company has met the objectives determined by the Committee.

          B. PAYMENT OF PERFORMANCE SHARES. Payment of earned performance shares is made as soon as practicable after the Committee has determined that the performance goals have been made. The Committee, in its discretion, may pay earned performance shares in the form of shares, cash or a combination thereof. Payment of performance shares in cash results in the return of the shares to the Plan, and the shares subject to an award paid in cash will again be available for grant under the Plan. Unless otherwise established by the Committee in the applicable award agreement, upon a participant's termination of employment, for any reason, all remaining unearned performance shares shall be forfeited and returned to the Plan and shall again be available for award under the Plan. The Committee shall also set forth in the grant the number of performance shares or the amount of payment to be made under a performance award if the performance goals are met or exceeded, including the fixing of a maximum payment (subject to subsection XVIII(D)).

          C. NON-TRANSFERABILITY. A performance share award is nontransferable other than by will, the laws of descent and distribution or, if permitted by the Committee, beneficiary designation, and a participant's rights under an award are exercisable during the participant's lifetime only by the participant. The extent to which a participant's rights under an award of performance shares are exercisable, if at all, in the event of the total and permanent disability or death during a performance period of a participant shall be determined by the Committee at the time of grant.

          D. MAXIMUM PAYMENT. In any fiscal year, no individual may receive payment for performance shares in excess of an aggregate of 600,000 shares of Common Stock, including stock options, stock appreciation rights and other Stock Awards granted under this Plan (subject to adjustment as provided in Section XXII of the Plan). The amount of any payment of performance shares in cash shall be based upon the fair market value of the Common Stock on the date the restrictions lapse. Fair market value shall be the mean of the high and low prices of such stock on The New York Stock Exchange Composite Tape on the date in question, or if no sales of such stock were made on that date, the mean of the high and low prices of such stock on the next preceding day on which sales were made.


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                           PART 4. GENERAL PROVISIONS

XIX.      ASSIGNMENTS

          The rights and benefits under this Plan may not be assigned except for the designation of a beneficiary as provided in Sections VI and XV.

XX.       TIME FOR GRANTING OPTIONS OR STOCK AWARDS

          All options for shares, stock appreciation rights and Stock Awards subject to this Plan shall be granted, if at all, not later than 10 years after the adoption of this Plan by the Company's Board of Directors (the "Board").

XXI.      LIMITATION OF RIGHTS

          A. No Right to an Option or Stock Award. Nothing in the Plan shall be construed to give any personnel of the Participating Companies any right to be granted an option or Stock or Cash Award.

          B. NO EMPLOYMENT RIGHT. Neither the Plan, nor the granting of an option or Stock or Cash Award nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that any of the Participating Companies will employ a grantee for any period of time or in any position, or at any particular rate of compensation.

          C. NO SHAREHOLDER RIGHTS FOR OPTIONS. An optionee shall have no rights as a shareholder with respect to the shares covered by his options until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

XXII.     CHANGES IN PRESENT STOCK

          In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other change in the corporate structure or capitalization affecting the Company's present Common Stock, appropriate adjustment shall be made by the Board in the number (including the aggregate numbers specified in Section IV) and kind of shares which are or may become subject to options and Stock Awards granted or to be granted hereunder, and in the option price of shares which are subject to options granted hereunder.

XXIII.    CHANGE IN CONTROL

          In the event that the Company is merged into or acquired by another entity in a transaction involving a change in control, the Committee shall have complete authority and discretion, but not the obligation, to accelerate the vesting of outstanding stock options and the termination of restrictions on Stock Awards.

          The Committee may also ask the Board to negotiate, as part of any agreement involving a sale or merger of the Company, a sale of substantially all the Company's assets or similar transaction, terms providing protection for employees holding stock options or Stock Awards.

XXIV.     EFFECTIVE DATE OF THE PLAN

          The Plan shall take effect on the date of adoption by the Board, subject to approval by the shareholders of the Company at a meeting held within 12 months after the date of such adoption. Options and Stock or Cash Awards may be granted under the Plan at any time after the adoption of the Plan by the Board and prior to the termination of this Plan.

XXV.      AMENDMENT OF THE PLAN

          The Committee may suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that the Committee may seek shareholder approval of an amendment if determined to be required by or advisable under regulations of the Securities and Exchange Commission or the Internal Revenue Service, the rules of any stock exchange on which the Company's stock is listed or other applicable law or regulation.


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XXVI.     NOTICE

          Any written notice to the Company required by any of the provisions of this Plan shall be addressed to the Secretary of the Company and shall become effective when it is received.

XXVII.    COMPANY BENEFIT PLANS

          Nothing contained in this Plan shall prevent the employee prior to death, or the employee's dependents or beneficiaries after the employee's death, from receiving, in addition to any awards provided for under this Plan and any salary, any payments under a Company retirement plan or which may be otherwise payable or distributable to such employee, or to the employee's dependents or beneficiaries under any other plan or policy of the Company or otherwise.

XXVIII.   UNFUNDED PLAN

          Insofar as it provides for awards of stock or cash, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to employees who are granted awards of Stock under this Plan, any such accounts will be used merely as a bookkeeping convenience. Except for the holding of Restricted Stock in escrow pursuant to subsection XIII(C), the Company shall not be required to segregate any assets which may at any time be represented by awards of stock or cash, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any employee with respect to an award of stock or cash under this Plan shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

XXIX.     GOVERNING LAW

          This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of the State of California and construed accordingly.